Ex-99.3 a)

                                                                   C E N D A N T
                                                                        MORTGAGE
April 29, 1999

Todd Emerick
Norwest Bank Minnesota
11000 Brokenland Parkway
Columbia, MD 21044

RE:      Officer's Certificate
         Structured Asset Mortgage Investments Inc. 1998-9

Dear Trustee:

The undersigned officer certifies the following for the 1998 calendar year.

(a) I have reviewed the activities and performances of the Servicer during the preceding calendar year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide and to the best of my knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the Servicer to perform any such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Norwest Bank, NA;

(b) I have confirmed that the Servicer is currently an approved FNMA or FHLMC Servicer in good standing;

(c) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide are in full force and effect;

(d) All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that such insurance policies are in full force and effect;

(e) All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgaged Property, have been paid, or if any such costs or expenses have been paid with respect to any Mortgaged Property, the reason for the non-payment has been reported to Norwest Bank, NA;

(f) All Custodial Accounts have been reconciled and are properly funded; and

(g) All annual reports of Foreclosure and Abandonment of Mortgaged Property required per section 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified by:

/s/ Marc Hinkle
-------------------------
Officer


Officer
-------------------------
Title


4/29/1999
-------------------------
Date

Ex-99.3 b)

RE:   Officer's Certificate

Dear Master Servicer:

The undersigned Officer certifies the following for the fiscal year ending 6/30/98.

(A) I have reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide and to the best of these Officers' knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the Servicer to perform any of such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Norwest Bank Minnesota, N.A.;

(B) I have confirmed that the Servicer is currently an approved FNMA or FHLMC servicer in good standing;

(C) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect;

(D) All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that all such insurance policies are in full force and effect;

(E) All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgaged Property, have been paid, or if any such costs or expenses have not been paid with respect to any Mortgaged Property, the reason for the non-payment has been reported to Norwest Bank Minnesota, N.A.;

(F)   All Custodial Accounts have been reconciled and are properly funded; and

(G) All annual reports of Foreclosure and Abandonment of Mortgage Property required per section 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified By:

/s/ Sue Stepanek
-------------------------
Officer

Senior Vice President
-------------------------
Title

September 25, 1998
-------------------------
Date

Ex-99.3 c)

North American Mortgage Company
Officer's Certificate - Annual Statement as to Compliance For the Fiscal Year Ended December 31, 1998

This serves as North American's Officer's Certificate / Annual Statement as to Compliance for the servicing of loans under Participation/Purchase/Seller Servicing and/or Sub-Servicer Agreements with your concern.

1.)A review of the activities during the proceeding fiscal year and of the performance with requirements of the Agreement has been made under the Officer's Supervision.

2.)To the best of the Officer's knowledge, based on the review, North American has fulfilled all its obligations under the Agreement throughout the fiscal year.

3.)Real estate taxes have been paid as required by the terms of the mortgage.

4.)Mortgage insurance premiums due under the contract of insurance with FHA or PMI carriers have been paid as required.

5.)Insurance is being maintained, is fully paid, and complies with the Agreement. Adequate hazard insurance is in force on all loans as required under the Agreement. Flood insurance coverage, if required, is in force. If escrowed, insurance/PMI premiums and taxes/assessment monies have been analyzed, in accordance with RESPA, to ensure sufficient funds are being collected in escrow for the current year.

6.)Property inspections have been performed as stated in the Agreement, unless otherwise amended.

7.)Appropriate IRS notices were performed in accordance with IRS Regulations.

8.)Disbursements from Trust Account funds were made for proper purposes, and all payments required to be made by the Agreement have been made.

9.)Proper fidelity coverage and errors and omissions insurance are in force as required.

10.) Loans with variable rate features have been changed in accordance with the terms of the note.

11.)North American is authorized by applicable law to service the mortgages, and it has and will continue to satisfy all licensing, registration, and other requirements of the Agreement.

There is, as of this date, no default in the fulfillment of any of its obligations under the Agreement known to this Officer. As an Officer of North American, individually, I certify to the best of my knowledge, that the foregoing statements are true and correct.

Officer s Signature:                                   Date: March 31, 1999

Officer's Title:         Vice President

Ex-99.3 d)

(LOGO)
Washington Mutual

P.O. Box 1093 Northridge, CA 91328-1093

Officers Certificate

The undersigned Officer certifies the following for the 1998 fiscal year:

A. I have reviewed the activities and performances of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide and to the best of these Officers' knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the servicer to perform any such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Norwest Bank Minnesota, N.A.:

B. I have confirmed that the Servicer is currently an approved FNMA or FHLMC servicer in good standing:

C. I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect:

D. All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that all such insurance policies are in full force and effect:

E. All real estate taxes, government assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgaged Property, have been paid, or if any such costs or expenses have not been paid with respect to any Mortgaged Property, the reason for the nonpayment has been reported to Norwest Bank Minnesota, N.A.:

F. All Custodial Accounts have been reconciled and are properly funded: and

G. All annual reports of Foreclosure and Abandonment of Mortgage Property required per section 6050H, 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified By:

Officer

Vice President
Title

7/01/1999
Date